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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated February 21, 2002 relating to the financial statements and financial statement schedule included in Item 8 of this Annual Report on Form 10-K of Consolidated Edison Company of New York, Inc. in the Registration Statements on Form S-3 (Nos. 333-61008 and 333- 50236) relating to debt securities of Consolidated Edison Company of New York, Inc.

PricewaterhouseCoopers LLP

New York, NY
March 27, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS